UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2007

Golden Oval Eggs, LLC

(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

(320) 329-8182
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02                                            Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Effective July 1, 2007, the Board of Directors of Golden Oval Eggs, LLC (the “Company”) appointed Thomas A. Powell to serve as the Company’s Chief Financial Officer.  The Company intends to negotiate and enter into the Company’s standard form of employment, non-competition and severance agreement with Mr. Powell.

Thomas A. Powell has served as the Company’s Interim Chief Financial Officer since October 12, 2006.  Since August 2005, Mr. Powell has been a partner of Tatum LLC, an executive services firm.  While a partner of Tatum, Mr. Powell served as the Chief Financial Officer of The Steak-Umm Company, Inc., a provider of frozen sliced beef to the grocery and mass merchandise trade, from August 2005 to March 2006.  Prior to joining Tatum, Mr. Powell served as the Chief Financial Officer of Michelin Footwear, a licensee of Michelin, the French tire company, from March 2004 to July 2005.  From July 2002 to March 2004, he was engaged in consulting and self-employed.  From September 1997 to December 2000, Mr. Powell served first as the Chief Financial Officer and then from December 2000 to July 2002 as the Vice President and General Manager of Alden Merrell Fine Desserts.  Mr. Powell has a Bachelors Degree in Economics from the University of Pennsylvania and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

	By:	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Date: July 6, 2007